UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)
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THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.
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THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.
325 John J. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 3, 2008

To Shareholders of The John Hancock Financial Trends Fund, Inc.:

NOTICE IS GIVEN THAT a Special Meeting of Shareholders (the “Meeting”) of The John Hancock Financial Trends Fund, Inc. (the “Fund”), will be held at 325 John J. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, on January 3, 2008, at 10:00 a.m. Eastern Time, for the following purposes:

(1) To approve a new Investment Advisory Agreement between the Fund and Diamond Hill Capital Management, Inc.;

(2) To amend the Fund’s Investment Restriction No. 6 to permit the Fund to make short sales of securities;

(3) To amend the Fund’s Articles of Incorporation to delete Article Tenth in its entirety; and

(4) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends that you vote in favor of the proposals.

Shareholders of record as of the close of business on October 3, 2007, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. If you attend the Meeting, you may vote your shares in person. If you do not expect to attend the Meeting, please complete, date, sign and return promptly in the enclosed envelope the accompanying proxy ballot(s). This is important to ensure a quorum at the Meeting.

In addition to voting by mail, you may also vote by either telephone or via the Internet, as follows:

To Vote by Telephone:	To Vote by the Internet:

(1) Read the Proxy Statement and have the enclosed proxy card at hand.	(1) Read the Proxy Statement and have the enclosed proxy card at hand.
(2) Call the toll-free number that appears on the enclosed proxy card.	(2) Go to the website that appears on the enclosed proxy card.
(3) Enter the control number set forth on the enclosed proxy card and follow the simple instructions.	(3) Enter the control number set forth on the enclosed proxy card and follow the simple instructions.

We encourage you to vote by telephone or via the Internet using the control number that appears on your enclosed proxy card. Use of telephone or Internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

We need your proxy vote immediately.

Your vote is important. By law, the Meeting will have to be adjourned without conducting any business if a majority of the shares of the Fund entitled to vote in person or by proxy at the Meeting are not represented at the Meeting. In that event, the Fund would continue to solicit votes for a certain period of time in an attempt to achieve a quorum. Your vote could be critical in allowing the Fund to hold the Meeting as scheduled, so please return your proxy ballot(s) immediately or vote on-line or by telephone.

If your completed proxy ballet is not received, you may be contacted by representatives of the Fund or by our proxy solicitor, The Altman Group, Inc. (“Altman”). Altman has been engaged to assist the Fund in soliciting proxies. Representatives of Altman will remind you to vote your shares.

By Order of the Board of Directors,

/s/
Thomas M. Kinzler
Thomas M. Kinzler
Secretary of the Fund

Dated: November   , 2007

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts:  Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts:  Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. Other Accounts:  The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Corporate Accounts	Valid Signature

ABC Corp.	ABC Corp. (by John Doe, Treasurer)
ABC Corp.	John Doe, Treasurer
ABC Corp. c/o John Doe, Treasurer	John Doe
ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts

ABC Trust	Jane B. Doe, Trustee
Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts

John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
John B. Smith	John B. Smith, Jr., Executor

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY, NO MATTER
HOW MANY SHARES YOU OWN.

THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.
325 John J. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

PROXY STATEMENT DATED NOVEMBER   , 2007, FOR THE

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 3, 2008

This Proxy Statement is being furnished to shareholders of The John Hancock Financial Trends Fund, Inc. (the “Fund”) in connection with the solicitation by the Fund’s Board of Directors of proxies to be used at the Special Meeting of Shareholders of the Fund, and at any adjournment or postponement thereof (the “Meeting”), to be held at 325 John J. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, on January 3, 2008, at 10:00 a.m. Eastern Time.

This Proxy Statement is being first mailed to shareholders on or about November   , 2007. At the Meeting, shareholders will vote on the following proposals:

(1) To approve a new Investment Advisory Agreement between the Fund and Diamond Hill Capital Management, Inc. (“Diamond Hill”);

(2) To amend the Fund’s Investment Restriction No. 6 to permit the Fund to make short sales of securities;

(3) To amend the Fund’s Articles of Incorporation to delete Article Tenth in its entirety; and

(4) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The close of business on October 3, 2007, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Each shareholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held.

Shareholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Fund at any time before the proxies are voted. Unrevoked proxies will be voted as specified on the proxy and, unless specified to the contrary, will be voted “FOR” each Proposal.

Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the record holders of at least a majority of the outstanding shares of the Fund entitled to vote at the Meeting. In the event a quorum is not present at the Meeting, or in the event that sufficient votes to approve or reject the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on any of the proposals in this proxy statement prior to any such adjournment if sufficient vote have been received for approval or rejection.

The persons named as proxies will vote, in their discretion, those proxies which they are entitled to vote “FOR” or “AGAINST” any proposal. Approval of Proposals 1 and 2 each require the affirmative vote of “a majority of the outstanding securities” of the Fund. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of “a majority of the outstanding securities” means the vote of (1) the holders of 67% or more of the shares represented at the Meeting, if the holders of more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund, whichever is less. Proposal 3 requires the affirmative vote of a majority of the shares voted at the Meeting, assuming the existence of a quorum.

Abstentions [and broker non-votes] will be counted as shares present at the Meeting for quorum purposes but will not be (1) considered votes cast at the Meeting or (2) voted for or against any adjournment or proposal. [Broker non-votes are shares held in “street name” for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.] Abstentions [and broker non-votes] are effectively votes against the proposals.

Additional information regarding outstanding shares, voting your proxy card and attending the Meeting are included at the end of this Proxy Statement in the section entitled “Voting Information.”

The Fund is a Maryland corporation that is registered with the Securities and Exchange Commission (the “SEC”), under the 1940 Act, as a closed-end management investment company. The Fund’s shares of common stock are referred to as “shares,” and the holders of the shares are “shareholders.” The Fund’s Board of Directors is referred to as the “Board,” and the directors are “Directors.”

John Hancock Advisers, LLC (“JHA”), a Delaware limited liability company, whose principal business address is 601 Congress Street, Boston, Massachusetts 02210, is the Fund’s investment adviser and administrator. MFC Global Investment Management (U.S.), LLC (“MFC”), a Delaware limited liability company, whose principal address is 101 Huntington Avenue, Boston, Massachusetts 02199, is the Fund’s investment sub-adviser. JHA and MFC [are affiliates under the common control of the Manulife Financial Corporation]. The Fund’s custodian is The Bank of New York (“BONY”), whose principal business address is One Wall Street, New York, New York 10286. The Fund’s transfer agent and registrar is Mellon Investor Services (“Mellon”), whose principal business address is Newport Office Center VII, 480 Washington Boulevard, Jersey City, New Jersey 07310.

The shares of the Fund trade on the NASDAQ Stock Market, Inc. (ticker symbol: JHFT).

The date of this Proxy Statement is November   , 2007.

DISCUSSION OF PROPOSALS

PROPOSAL 1 — APPROVAL OF A NEW INVESTMENT ADVISORY
AGREEMENT BETWEEN THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.
AND DIAMOND HILL CAPITAL MANAGEMENT, INC.

Description of Proposal

At the Meeting, you will be asked to approve a new Investment Advisory Agreement (the “New Advisory Agreement”) between the Fund and Diamond Hill. Diamond Hill will act as the Fund’s interim investment adviser beginning on December 1, 2007. A general description of the proposed New Advisory Agreement is included below. The form of the New Advisory Agreement is attached hereto as Exhibit A.

After careful consideration of the history of the Fund’s relationship with JHA and MFC and possible alternatives to the Fund’s investment advisory arrangements, the Directors, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of the Fund (the “Independent Directors”), who were present at a meeting held in-person on September 5, 2007, determined that it would be in the best interest of the Fund and its shareholders to appoint Diamond Hill as the new investment adviser for the Fund. At this meeting, the Directors, including a majority of the Independent Directors, approved, subject to shareholder approval, the New Advisory Agreement, pursuant to which Diamond Hill would become the Fund’s new investment adviser. At this meeting, the Directors also approved an interim advisory agreement between the Fund and Diamond Hill (the “Interim Agreement”), pursuant to which Diamond Hill would serve as interim investment adviser to the Fund, and a new administrative services agreement, pursuant to which Diamond Hill would serve as administrator to the Fund, all as described more fully below. Following that meeting, on September 26, 2007, JHA submitted its resignation to the Fund as investment adviser and administrator, effective November 30, 2007, and MFC submitted it resignation to the Fund as investment sub-adviser, also effective November 30, 2007.

Description and Comparison of the New Advisory Agreement and the Current Advisory Agreement

The following description of the New Advisory Agreement is qualified in its entirety by reference to the form of New Advisory Agreement attached hereto as Exhibit A. The Current Advisory Agreement, dated July 6, 1991, was most recently approved by the Board on July 23, 2007, and by shareholders on [July 6, 1991]. The current Sub-Advisory Agreement (as defined herein), dated December 31, 2005, was most recently approved by the Board on July 23, 2007. The New Advisory Agreement with Diamond Hill is substantially identical to the current agreement between the Fund and JHA (the “Current Advisory Agreement”) except for the name of the investment adviser, the effective date and term of the agreement, and the state law governing said agreement.

Investment Advisory Services.  Pursuant to the New Advisory Agreement, Diamond Hill will manage the investment and reinvestment of the Fund’s assets and continuously review, supervise, and administer the Fund’s investment program. Diamond Hill will also determine, in its discretion, the securities to be purchased or sold, subject to the ultimate supervision of the officers and Directors of the Fund and in compliance with such policies as the Directors may from time to time establish, and in compliance with the objectives, policies, and limitations of the Fund set forth in the Fund’s prospectus and reports, as amended from time to time, and with all applicable laws and regulations. Pursuant to the New Advisory Agreement, Diamond Hill, at its own expense and at the Fund’s request, will provide the foregoing services and the office space, furnishings and equipment, and the personnel as may be reasonably required in the judgment of the Board to perform such services. The services to be provided under the New Advisory Agreement are identical to those provided under the Current Advisory Agreement.

Expenses and Advisory Fees.  As compensation for its investment advisory services, the Fund will pay Diamond Hill, as promptly as possible, after the last day of each month, but in no event later than fifteen (15) business days after such last day of each month, a fee at the annual rate of 0.65% of the Fund’s average weekly net assets or a flat fee of $50,000, whichever is higher.

In addition, if, in any given year, the sum of the Fund’s expenses exceed two percent (2%) of the value of the Fund’s average net assets during the year, the Fund may require Diamond Hill to reimburse the Fund for such excess expenses promptly and, in any event, prior to the publication of the Fund’s annual report to shareholders; provided, however, that, if after such reimbursement, Diamond Hill’s annual compensation would be less than $50,000, then a minimum advisory fee of $50,000 will be paid. Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of the foregoing limitations and shall be borne by the Fund in any event. Certain expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, are capitalized in accordance with generally accepted accounting principles applicable to investment companies, and therefore, are not accounted for as expenses.

The fees and expenses to be paid under the New Advisory Agreement are the same as those paid under the Current Advisory Agreement.

The following table sets forth the aggregate amount of advisory fees paid by the Fund to JHA during the last fiscal year ended December 31, 2006, pursuant to the Current Advisory Agreement with the Fund:

Aggregate Fee Paid
During the Last Fiscal Year

Advisory Fee paid to JHA	$ [537,542]

Services to Other Clients.  The services of Diamond Hill to the Fund shall not be deemed to be exclusive, and nothing in the New Advisory Agreement prevents Diamond Hill, or any affiliate thereof, from providing similar services to other investment companies and other clients (whether or not their investment objective and policies are similar to those of the Fund) or from engaging in other activities so long as its services to the Fund are not impaired thereby. Diamond Hill acts as investment adviser to another registered investment company with similar investment objectives and policies as the Fund.

The following table sets forth the name, asset size and compensation received by Diamond Hill for providing advisory services to such fund:

		Advisory Fee Rate
		(As a Percentage of
	Net Assets as of	Average Daily
Name of Similar Fund	September 30, 2007	Net Assets)

Diamond Hill Financial Long-Short Fund	$41.0 million	1.00%

Limitation of Liability.  The New Advisory Agreement provides that Diamond Hill shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the performance of its obligations under the New Advisory Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it or its obligations and duties under the New Advisory Agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services. The liability provisions set forth under the New Advisory Agreement are identical to those set forth under the Current Advisory Agreement.

Term of the New Advisory Agreement.  The New Advisory Agreement will take effect the date on which it is approved by the shareholders of the Fund. The New Advisory Agreement provides that it will remain in effect for an initial term of two (2) years from its effective date, and will remain in effect from year to year thereafter if specifically approved at least annually by (i) the vote, cast in person at a meeting called for such purpose, of a majority of the Fund’s Independent Directors; and (ii) the vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Fund’s Board.

Termination.  The New Advisory Agreement may be terminated, without penalty, at any time by either party to the Agreement upon at least sixty (60) days’ prior written notice to the other party; provided that in the case of termination by the Fund, the termination has been authorized (i) by a majority of the Fund’s Directors or (ii) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. The New Advisory Agreement terminates automatically in the event of its assignment (as defined in the 1940 Act). The termination provisions under the New Advisory Agreement are identical to those under the Current Advisory Agreement.

Governing Law.  The Current Advisory Agreement is governed by and construed in accordance with the internal laws of the State of Georgia. The New Advisory Agreement is governed by and construed in accordance with the internal laws of the State of Ohio.

Description of the Current Sub-Advisory Agreement

Investment Sub-Advisory Services.  Under the current sub-advisory agreement among the Fund, JHA and MFC (the “Current Sub-Advisory Agreement), MFC is responsible for managing the investment and reinvestment of the Fund’s assets, subject to oversight by JHA and the Board. As part of the services it provides, MFC is responsible for, among other things: (i) obtaining and evaluating pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Fund or are under consideration for inclusion; (ii) formulating and implementing a continuous investment program for the Fund that is consistent with the investment objectives and related investment policies of the Fund as described in the Fund’s registration statement; (iii) arranging for the purchase and sale of securities and other investments; (iv) providing reasonable assistance in determining the fair value of all securities and other assets held by the Fund for which market quotations are not readily available; and (v) regularly reporting to the Board and to JHA with respect to the implementation of the investment program. MFC is also authorized to select broker-dealers to execute purchase and sale transactions for the Fund. MFC is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Board and described in the Fund’s registration statement, as amended.

Sub-Advisory Fees.  JHA (not the Fund) pays MFC a sub-advisory fee based on the Fund’s average daily net assets. The sub-advisory fee is equal to an annual rate equal to 0.35% of the Fund’s average daily net assets.

Expenses.  Under the Current Sub-Advisory Agreement, MFC is responsible for furnishing, at its expense, all necessary investment and management facilities, including salaries of personnel required for MFC to faithfully perform their duties under the agreement.

Services to Other Clients.  Under the Current Sub-Advisory Agreement, MFC may act as an investment adviser to others and may engage in other investment adviser-related activities.

Limitation of Liability.  The Current Sub-Advisory Agreement provides that neither MFC nor any of its officers, directors or employees shall be liable to JHA or the Fund for any error of judgment or mistake of law or for any loss suffered by JHA or the Fund in connection with the matters to which the Current Sub-Advisory Agreement relates, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or the reckless disregard of, the duties of MFC or any of its directors.

Term of Agreement.  The Current Sub-Advisory Agreement provides that it will continue in effect for a period more than two (2) years from its effective date only so long as such continuance is specifically approved at least annually by (i) the Board, including by a vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval, or (ii) by a majority of the Fund’s outstanding voting securities.

Termination.  The Current Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Directors, or by the vote of a majority of the Fund’s outstanding voting securities, on sixty (60) days’ written notice to JHA and MFC, or by JHA or MFC on sixty (60) days’ written notice to the Fund and the other party. The agreement also will automatically terminate, without the payment of any penalty, (i) in the event of its “assignment” (as defined in the 1940 Act), or (ii) in the event the Current Advisory Agreement between JHA and the Fund is assigned (as defined in the 1940 Act) or terminates for any reason.

Other Agreements/Arrangements Relating to the Fund

Interim Agreement and Expense Limitation.  The Fund and Diamond Hill have entered into an Interim Agreement to permit Diamond Hill to provide uninterrupted investment advisory services to the Fund after the resignation of JHA and MFC. The terms of the Interim Agreement are substantially similar to the Current Advisory Agreement except with respect to the name of the adviser, the effective date and term of the agreement, and the state law governing said agreement. Although the fees payable pursuant to the Interim Agreement are identical to those payable under the Current Advisory Agreement and New Advisory Agreement, Diamond Hill has entered into, and the Board has approved, a separate, interim expense limitation agreement (the “Interim Expense Limitation Agreement”) with the Fund whereby Diamond Hill has agreed to waive a portion of its fees so that its services will be provided to the Fund at cost for the duration of the Interim Agreement. After such waiver, the Fund’s advisory fee payable pursuant to the Interim Expense Limitation Agreement will be at the annual rate of 0.512% of the Fund’s average weekly net assets. The Interim Agreement will take effect on December 1, 2007, and will terminate on the earlier of the date on which the Fund’s shareholders approve the New Advisory Agreement, or at any time, without the payment of any penalty, by vote of a majority of the Directors of the Fund in office at the time or by vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote or, on sixty (60) days’ written notice to Diamond Hill (which notice may be waived by Diamond Hill), or by Diamond Hill at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Fund (which notice may be waived by the Fund). This Interim Agreement will automatically and immediately terminate in the event of its assignment. Diamond Hill has agreed and represented to the Board that it will take all appropriate measures to ensure that the scope and quality of investment advisory services provided under the terms of the Interim Agreement during the interim period will be at least equivalent, in the judgment of the Board, to the scope and quality of services JHA and MFC provide under the Current Advisory Agreement and Sub-Advisory Agreement, respectively. The Board contemplated the approval of the Interim Agreement and the New Advisory Agreement at the same time and took into consideration information regarding the management, financial position and business of Diamond Hill, as well as the experience of its portfolio management team, as more fully described below. On November 7, 2007, the Board considered and approved the Interim Expense Limitation Agreement.

New Advisory Agreement Expense Limitation.  In the interest of limiting the expenses of the Fund following the transition of advisory and administrative services from JHA to Diamond Hill, Diamond Hill has entered into, and the Board has approved, an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund whereby Diamond Hill has agreed to waive its fees or reimburse certain expenses of the Fund for a period of two (2) years after the New Advisory Agreement takes effect so that the total annual operating expense ratio of shares of the Fund does not exceed 1.15%. The Expense Limitation Agreement does not cover interest, dividends on short securities, acquired fund fees and expenses, taxes and extraordinary expenses.

Transition Expenses.  Pursuant to a separate letter agreement between the Fund and Diamond Hill, Diamond Hill has agreed to absorb reasonable transition expenses associated with the conversion of advisory services from JHA to Diamond Hill, including, but not limited to: proxy costs including any solicitation, special board meeting fees and expenses related to the search for a new investment adviser, attorneys’ fees and expenses related to the search and transition activities (the “Transaction Expenses”) up to a maximum amount of $200,000 (the “Maximum Amount”). After Diamond Hill has paid the Maximum Amount, the Fund shall bear (100%) one hundred percent of the Transaction Expenses. Also pursuant to this Letter Agreement, Diamond Hill will not be responsible for any extraordinary fees such as exit or termination fees charged by any current service provider. The Transaction Expenses are currently estimated to be approximately $175,000 to $200,000.

Retention of Sub-Adviser.  Unlike the current sub-advisory arrangement among the Fund, JHA and MFC, it currently is not expected that Diamond Hill will retain an investment sub-adviser for the Fund.

Administration Services.  As noted above, upon the resignation of JHA, Diamond Hill will provide administrative services to the Fund pursuant to a written agreement with the Fund (the “New Administration Agreement”), and may delegate, at its discretion, any or all of its responsibilities under the New Administration Agreement to one or more third-party service providers. As compensation for its administrative services, Diamond Hill will receive from the Fund a fee at the annual rate of $22,000, or 0.15% of the Fund’s average weekly assets, whichever is higher. The New Administration Agreement is substantially identical to the current administrative services agreement between JHA and the Fund (the “Current Administration Agreement”), except for the name of the administrator, the effective date and term of the agreement, and the state law governing said agreement. The New Administration Agreement will take effect on December 1, 2007, and may be terminated at any time, without payment of any penalty, upon sixty (60) days’ written notice to Diamond Hill, or by Diamond Hill at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Fund. The Current Administration Agreement is governed by and construed in accordance with the internal laws of the State of Georgia. The New Administration Agreement is governed by and construed in accordance with the internal laws of the State of Ohio.

The following table sets forth the aggregate amount of administrative fees paid by the Fund to JHA during the last fiscal year ended December 31, 2006, pursuant to the Current Administration Agreement (as defined herein):

Aggregate Fee Paid
During the Last
Fiscal Year

Administrative Services Fee paid to JHA	$[124,048]

Other Agreements

Pursuant to the Service Agreement for Transfer Agency Services, as amended, with the Fund, Mellon serves as the transfer agent and registrar for the Fund, and as such, acts as the Fund’s agent in processing orders for the purchase and sale of shares and for tracking ownership of the Fund’s shares. It is expected that Mellon will continue to serve as the Fund’s transfer agent after the resignation of JHA and MFC. Pursuant to the Custody Agreement, as amended, with the Fund, BONY serves as the custodian of the Fund’s assets. At a meeting on November 7, 2007, the Board approved a new custody agreement with JPMorgan Chase Bank, N.A., effective on or about December 1, 2007. The fees to be paid pursuant to the new custodian agreement are expected to be no higher than those payable under the current Custody Agreement.

Reasons for Approving the New Advisory Agreement and the Board’s Recommendations

Background

The Board had been informally considering the future of the Fund as part of the JHA organization since the spring of 2006. The Board’s consideration of the Fund’s future was accelerated in the summer and fall of 2006 by a variety of factors, including most significantly, the announcement that Mr. James Schmidt, the Fund’s long-time portfolio manager, would be retiring effective April 30, 2007. In addition, the Board also had several conversations with representatives of JHA who expressed to the Board that JHA did not envision the Fund, in its current form, remaining as part of the JHA organization. During these conversations, JHA had discussed with the board several proposed changes to the Fund’s operations that were designed to bring the Fund more in line with JHA’s proprietary funds. As a result, in the summer of 2006, the Board appointed an Advisory Firm Search Committee (the “Committee”) to consider the possibility and viability of selecting a suitable alternative investment adviser to JHA. The Board thought it prudent and appropriate in exercising its duty of care to objectively compare the resources, capabilities and performance of JHA with those of other potential investment advisory organizations in order for it to make an informed decision as to whether JHA remaining as the Fund’s investment adviser would be in the best interests of the Fund and its shareholders or whether those interests would be better served by the engagement of another investment advisory organization. Therefore, the Board charged the Committee with researching and interviewing prospective investment advisory firms with experience in financial stocks and asked that it report back to the Board with its findings. From February 2007 to September 2007, the Committee investigated and interviewed, both formally and informally, six prospective investment advisory firms that were deemed by the Committee to be most appropriate for the Fund and which expressed an interest in becoming the Fund’s investment adviser. After completion of its initial due diligence, by August 2007, the Committee had narrowed the potential candidates to two firms, including Diamond Hill. The Committee requested and received information and materials from both organizations and sought to familiarize itself with, among other things, each organization’s structure, personnel, investment philosophy and performance, financial condition, organizational capability and compliance, and overall commitment to the Fund.

At a board meeting of the Fund held on July 23, 2007, the Board approved the continuation of the Current Advisory Agreement and the Current Sub-Advisory Agreement for another one year period as the Board continued to believe that it was appropriate and in the best interests of the Fund to do so until the Committee had completed its due diligence and reported its findings to the Board. Also at this board meeting, JHA had recommended that the Board, including all of the Independent Directors, consider a proposal to reorganize and merge the Fund into an open-end fund also managed by JHA (the “Reorganization”). The Board, consistent with its fiduciary duties, considered the Reorganization vis à vis its search for a new investment adviser. In connection with the Reorganization, the Board considered, among other things, that the Reorganization would eliminate the Fund’s current market value discount to net asset value by affording shareholders the opportunity to redeem their shares at net asset value; that the surviving, combined fund would be larger and managed by the same JHA portfolio management personnel; and that the combined fund would have a lower expense ratio than the Fund. The Board then thought it prudent and appropriate to consider further the Reorganization at a special meeting to be held at such time when the Committee was ready to report its findings to the Board with respect to its investment advisory search. Overall, the Board held three (3) special meetings to consider the information received from such firms, which meetings were in addition to the Board’s regular quarterly meetings and informal discussions and telephone conference calls.

At an in-person meeting on September 5, 2007, the Board met to consider further the Reorganization as well as the findings of the Committee. The Committee presented to the Board all of the information it had received thus far from both potential firms, including Diamond Hill. The Committee ultimately recommended Diamond Hill as the successor investment adviser to JHA and urged the Board to consider its recommendation. The Board then reviewed additional materials provided by Diamond Hill and representatives of Diamond Hill were available at the meeting to respond to questions from the Board. The Independent Directors then met in executive session with their counsel to consider the Reorganization as well as the materials and information provided to the Committee and the Board by Diamond Hill. After careful consideration and review of, and discussion about, all the materials and information received from all parties, and such other considerations as they deemed relevant, the Board determined that it would be in the best interests of the Fund and its shareholders to reject the Reorganization as proposed by JHA and appoint Diamond Hill as the Fund’s investment adviser. Furthermore, the Board determined that it would be in the best interests of the Fund and its shareholders to approve the New Advisory Agreement. In rejecting the Reorganization, the Board considered, among other things, the retirement of the Fund’s former portfolio manager, the overall performance of the Fund, and the potential for better performance under the proposed management of Diamond Hill. Although the past performance of Diamond Hill is not indicative of future performance, the Board believed that the potential for improved performance of the Fund outweighed the immediate benefit of eliminating the Fund’s current market discount. The Board ultimately believed that, at this time, the Fund and its shareholders would be better served by appointing Diamond Hill to serve as investment adviser to the Fund, given Diamond Hill’s qualifications, investment philosophy, size and proposed commitment to the Fund and its shareholders.

Factors Considered

In approving the New Advisory Agreement and determining to submit it to shareholders for approval, the Directors considered a wide variety of factors. Among other things, the Directors considered:

(i) The qualifications of Diamond Hill, including the nature, extent and quality of services to be provided and the investment performance of the Fund and the portfolio manager:  The Board first considered whether Diamond Hill was qualified to assume the management of the Fund. The Board considered the reputation, financial strength, key services and operations, resources and expertise of Diamond Hill as a firm, including the structure of its organization, its relationships, reputation and financial strength, its access to existing shared knowledge in capital markets and trends, and its ability to attract and maintain highly-qualified, professional talent. The Board noted particularly Diamond Hill’s considerable experience in managing assets of various clients, including annuity funds, endowment funds, foundations, registered investment companies and private investment funds. The Board considered the quality and nature of the proposed investment advisory and administrative services to be provided to the Fund by Diamond Hill as compared to those provided by JHA.

Next, the Board considered the qualifications and experience of the investment advisory personnel at Diamond Hill. In particular, the Board considered the performance, track record and reputation of Christopher M. Bingaman, CFA, as the successor portfolio manager of the Fund, with day-to-day responsibility for the management of the Fund. The Board was impressed with Diamond Hill’s and Mr. Bingaman’s investment model for analyzing banks and other financial stocks. The Board also considered the relative performance of the Diamond Hill Financial Long-Short Fund (the “DH Fund”), a fund managed similarly to the Fund for which Mr. Bingaman serves as the portfolio manager, and its benchmark stock index for each of the second quarter 2007, one-year, three-year, five-year and since inception periods ended June 30, 2007. The Board considered this performance vis à vis the Fund’s performance and the relevant market indices for the second quarter 2007, one-year, three-year, five-year and ten-year periods, (noting that the since inception period for the DH Fund was August 1, 1997), and found the performance of the DH Fund to be generally better than that of the Fund. The Board recognized that past performance is not an indicator of future performance, but concluded that Mr. Bingaman’s experience and credentials made him extremely well qualified to manage the Fund’s portfolio in accordance with its investment objectives and strategies, and that there was potential that Fund shareholders would benefit from his management of the Fund.

The Board further considered Diamond Hill’s methodology for compensating the Fund’s portfolio manager and the rest of the portfolio management, trading and research team. The Board also considered that the employee turnover rate for the portfolio management trading and research team was zero for the past five years. The Board then considered Diamond Hill’s investment philosophy with respect to and its investment outlook for the Fund and discussed whether changes would be made to the way investment decisions would be made, executed and recorded. The Board also considered that Diamond Hill’s portfolio managers are precluded from investing in domestic equity securities other than DHIL (as defined herein) common stock and shares of its affiliated funds.

The Board also considered whether Diamond Hill would be able to meet the compliance demands set forth under various regulations. The Board also reviewed materials regarding Diamond Hill’s compliance program and discussed in detail Diamond Hill’s methods of dealing with potential conflicts of interest. Finally, the Board also considered the administration of the Fund, noting that Diamond Hill would also be providing administrative services to the Fund pursuant to the New Administration Agreement.

The Board concluded that the intended scope of such services was satisfactory and comparable to those currently provided by JHA and that there would be no diminution of the scope or quality of the advisory services provided to the Fund under the New Advisory Agreement. The Board further concluded that Diamond Hill’s advisory personnel, including the successor portfolio manager to the Fund, demonstrated a genuine commitment to the success of the Fund, and that Diamond Hill’s personnel resources were adequate based on its management model.

(ii) The reasonableness of the advisory fees:  In evaluating the costs of the services to be provided by Diamond Hill under the New Advisory Agreement and the profitability of Diamond Hill with the Fund, the Board considered, among other things, whether advisory and administrative services fees or other expenses would change as a result of the new arrangements. Based on their review of the materials provided and the assurances they had received from Diamond Hill, the Board noted that the fees payable under the New Advisory Agreement and the New Administration Agreement would be the same as those payable under the Current Advisory Agreement and the Current Administration Agreement, respectively. As part of their analysis, the Board noted that the proposed advisory fee under the New Advisory Agreement was generally lower than that of the Fund’s peer group. The Board then considered the overall expense ratio of the Fund, both before and after any waivers or reimbursements, and found that it was generally comparable with that of the Fund’s peer group. The Board further noted that pursuant to the Expense Limitation Agreement, Diamond Hill has agreed to waive its fees and reimburse certain expenses of the Fund for a period of two years after the New Advisory Agreement takes effect so that the total annual operating expense ratio of the Fund does not exceed 1.15%. The Board noted that the total annual operating expenses of the Fund would actually be expected to decrease slightly as a result of the Expense Limitation Agreement, as the total annual operating expenses for the fiscal years ended 2005 and 2006 were l.18% and 1.21%, respectively, and are expected to be 1.26% for the fiscal year ending 2007.

The Board then considered Diamond Hill’s management of the DH Fund, which is a fund managed similarly to the way in which the Fund would be managed by Diamond Hill, and the advisory fees paid thereby. The Board noted that the advisory fee paid by the DH Fund was higher than the proposed advisory fee to be paid by the Fund. The Board was unable to compare the proposed advisory fee with fees charged by Diamond Hill to other large institutional and other client accounts with comparable objectives, as Diamond Hill did not have any other clients (other than the DH Fund) that have investment objectives comparable to those of the Fund. The Board concluded that the level of advisory fee to be charged to the Fund was reasonable in light of these factors.

(iii) The profitability of Diamond Hill with respect to their relationship to the Fund:  The Board considered what benefits Diamond Hill would derive from the management of the Fund and whether it would have a financial interest in the matters that were being considered. The Board reviewed information regarding the estimated profitability to Diamond Hill of its relationship with the Fund and considered whether the profits would be reasonable. The profitability analysis took into consideration fall-out benefits from Diamond Hill’s relationship with the Fund, including fees to be received under the New Advisory Agreement and fees to be received pursuant to the New Administration Agreement, although the Board noted that any such benefits were difficult to quantify with certainty at this time, and indicated that they would continue to evaluate them going forward. The Board found that the estimated profits to be realized by Diamond Hill from its relationship with the Fund were likely to be reasonable and consistent with fiduciary duties.

(iv) The extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale:  The Board considered whether economies of scale would be realized by the Fund at higher asset levels. The Board also assessed whether certain of Diamond Hill’s costs would increase if asset levels rise. The Board considered the Fund’s current asset size and concluded that under foreseeable conditions, they were unable to assess at this time whether economies of scale would be realized if the Fund was to experience significant asset growth. In the event the Fund were to experience significant asset growth, the Board determined to reassess whether the advisory fee appropriately took into account any economies of scale that had been realized as a result of such growth.

(v) Portfolio transactions:  The Board evaluated the policies and procedures of the Fund and considered the policies and procedures of Diamond Hill in effecting portfolio transactions. The Board inquired as to how Diamond Hill intended to ensure that portfolio transactions would be carried out competently and within the scope of applicable governmental and Fund policy limitations. The Board inquired of Diamond Hill about possible future transactions with affiliates, portfolio turnover rates, the recapture of brokerage commissions and the consideration of research services in placing portfolio transactions. The Board noted that Diamond Hill has no “soft dollar” arrangements for its services and does not intend to use “soft dollars” in connection with portfolio transactions for the Fund.

(vi) Diamond Hill’s commitment to the Fund:  The Board considered Diamond Hill’s commitment to the Fund and to the smooth and seamless potential transition of advisory and administrative services from JHA to Diamond Hill. The Board also noted that because of the Fund’s and Diamond Hill’s size and focus, the Fund would be an important part of the Diamond Hill organization.

(vii) Alternatives to the New Advisory Agreement:  The Board also considered possible alternatives to the new management arrangements with Diamond Hill, including particularly the Reorganization. As discussed above under “Background,” the Board undertook an extensive review and evaluation of prior management and carefully considered a variety of alternatives. The Board considered the relative advantages and disadvantages of retaining a new investment adviser as compared with the relative advantages and disadvantages of the Reorganization. In connection with their examination of these alternatives, the Board considered all the factors described above.

Board Approval and Recommendation

As a result of the considerations described above, the Board determined to approve the New Advisory Agreement with Diamond Hill. In considering whether to approve the New Advisory Agreement, the Board did not identify any particular information that was all-important or controlling. The Board did not identify any single factor that was determinative to its decision and each Director may have attributed different weights to the various factors. The Independent Directors were also assisted by the advice of independent counsel in making this determination. The Directors, including a majority of the Independent Directors, concluded that the terms of the New Advisory Agreement are fair and reasonable, that the fees stated therein are reasonable in light of the services to be provided to the Fund, and for these reasons they therefore have concluded that the New Advisory Agreement should be approved and recommended to the Fund’s shareholders. Based on the foregoing, the Directors, including a majority of the Independent Directors, who were present at the meeting held in person on September 5, 2007 unanimously voted to approve and to recommend to the shareholders of the Fund that they approve the New Advisory Agreement.

Following the communication and discussion of the Board’s decision, under cover of letter dated September 26, 2007, JHA provided notice to the Board that it would resign as the investment adviser to the Fund, effective

November 30, 2007. In addition, pursuant to separate letters also dated September 26, 2007, JHA provided further notice that it would resign as the Fund’s administrator under the Current Administration Agreement and, that its affiliate, MFC, would resign as investment sub-adviser to the Fund under the Sub-Advisory Agreement. Under the 1940 Act, however, a mutual fund cannot enter into a new investment advisory agreement unless the shareholders of such fund vote to approve a new investment advisory agreement. As such, the Meeting is being held, among other things, to seek shareholder approval of the New Advisory Agreement. If the Fund’s shareholders approve the New Advisory Agreement, the New Advisory Agreement will take effect on the date on which it is approved by the shareholders of the Fund. As discussed earlier herein, following the resignation of JHA and MFC, Diamond Hill will serve as the interim investment adviser to the Fund, pursuant to the Interim Agreement. During such time as the Interim Agreement is in effect, Diamond Hill will provide its services to the Fund at cost, as discussed above under the section entitled “Other Agreements/Arrangements Relating to the Fund — Interim Agreement”.

Information Concerning Diamond Hill

Diamond Hill is a corporation organized and existing under the laws of the State of Ohio and is a wholly-owned subsidiary of Diamond Hill Investment Group, Inc. (“DHIL”), both of which are located at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

Diamond Hill serves as the investment adviser or sub-adviser for eight (8) open-end investment companies, separately managed accounts and private investment funds with aggregate assets in excess of $4.4 billion as of September 30, 2007. Diamond Hill is a registered investment adviser under the Investment Advisers Act of 1940, as amended. DHIL is a publicly traded holding company which wholly-owns Diamond Hill, its only operating subsidiary.

The names, titles and principal occupations of key personnel of Diamond Hill are set forth in the following table. The business address of each person listed below is 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

Name	Title and Principal Occupation

Roderick (“Ric”) H. Dillon, Jr.	Chief Executive Officer and Chief Investment Officer
James F. Laird	Chief Financial Officer and Chief Compliance Officer
Charles Bath	Managing Director, Equities
Christopher M. Bingaman	Portfolio Manager

For additional information about Diamond Hill, you may visit their website at www.diamond-hill.com. For text-only copies of Diamond Hill’s or DHIL’s public filings, you may visit the EDGAR Database on the SEC’s website at www.sec.gov.

Required Vote

Approval of this Proposal 1 will require the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund, or (ii) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the Fund’s outstanding shares are present at the Meeting in person or by proxy. If the New Advisory Agreement is not approved, Diamond Hill will continue to serve as the Fund’s interim investment adviser pursuant to the terms of the Interim Agreement and the Interim Expense Limitation Agreement, and the Board will consider possible alternatives, including the liquidation and termination of the Fund.

THE DIRECTORS RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE “FOR” PROPOSAL 1.

PROPOSAL 2 — APPROVAL TO AMEND INVESTMENT RESTRICTION NO. 6
TO PERMIT THE FUND TO MAKE SHORT SALES OF SECURITIES

Description of Proposal

The Fund’s Investment Restriction No. 6, relating to permissible investments, provides that the Fund may not, among other things, “make short sales of securities.” In a short sale, a fund sells a security, which it does not own, in anticipation of a decline in the market value of the security. To complete the sale, the fund must borrow the security (generally from the broker through which the short sale is made) in order to make delivery to the buyer. The fund is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The fund is said to have a “short position” in the securities sold until it delivers them to the broker. The period during which the fund has a short position can range from as little as one day to more than a year. Until the security is replaced, the proceeds of the short sale are retained by the broker, and the fund is required to pay to the broker a negotiated portion of any dividends or interest which accrues during the period of the loan. To meet current margin requirements, a fund is also required to deposit with the broker additional cash or securities so that the total deposit with the broker is maintained daily at 150% of the current market value of the securities sold short (100% of the current market value if a security is held in the account that is convertible or exchangeable into the security sold short within 90 days without restriction other than the payment of money).

Short sales by a fund create opportunities to increase the fund’s return but, at the same time, involve specific risk considerations and may be considered a speculative technique. Since the fund in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the fund’s net asset value per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the fund may be required to pay in connection with the short sale. Furthermore, under adverse market conditions the fund might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

The Board is proposing that this restriction be amended to permit the Fund to make short sales of securities. The Board has determined that such amendment is advisable and in the best interests of the Fund and its shareholders. This investment policy will be non-fundamental and may be changed by the Board at any time without shareholder vote.

Board Approval and Recommendation

The Directors who were present at a meeting held on September 5, 2007, including a majority of the Independent Directors, unanimously voted to approve and recommend to shareholders of the Fund that they approve an amendment to the Fund’s Investment Restriction No. 6 to permit the fund to make short sales of securities.

Required Vote

Approval of this Proposal 2 requires the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund, or (ii) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the Fund’s outstanding shares are present at the Meeting in person or by proxy. If the proposed changes to Investment Restriction No. 6 are not approved, the Fund will continue to operate within its existing policies and restrictions, and the Board will consider such alternative action as it deems appropriate.

THE DIRECTORS RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE “FOR” PROPOSAL 2

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE FUND’S ARTICLES OF
INCORPORATION TO DELETE ARTICLE TENTH

Background and Description of the Proposal

Article Tenth of the Fund’s (sometimes referred to herein as the “Corporation”) Articles of Incorporation (“Articles”) provides in pertinent part:

TENTH:  Notwithstanding any other provision of the charter of the Corporation, there shall be submitted to the stockholders prior to the dissolution of the Corporation, a proposal to convert the Corporation from a “closed-end company” to an “open-end company,” as those terms are defined in sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, and amendments to the charter of the Corporation required to effectuate such proposal. The Board of Directors of the Corporation has approved the Articles of Amendment which include the amendments necessary to convert the Corporation from a “closed-end company” to an “open-end company”... The Board of Directors has declared such amendments advisable and has directed that such amendments be submitted to the stockholders of the Corporation at either an annual or a special meeting of stockholders to be held prior to the dissolution of the Corporation, and no action to rescind or alter the foregoing may be taken without approval of an amendment of this Article TENTH by the stockholders of the Corporation.

In accordance with Article Tenth, a proposal is required to be submitted to shareholders to approve the conversion of the Fund from a “closed-end company” to an “open-end company” prior to its dissolution. The Board is proposing that this provision be eliminated. In order to accomplish this, however, shareholder approval is expressly required to amend the Fund’s Articles as proposed. The Board has determined that such amendment to the Fund’s Articles is advisable and in the best interests of the Fund and its shareholders. The proposed Amendment to the Fund’s Articles which reflects the proposed change is attached hereto as Exhibit B.

Board Approval and Recommendation

The Directors who were present at a meeting held on September 28, 2007, including a majority of the Independent Directors, unanimously voted to approve and recommend to shareholders of the Fund that they approve an amendment to the Fund’s Articles to delete Article Tenth in its entirety. If the proposed amendment is not approved, the Fund will continue to be required to submit a proposal to shareholders to approve the conversion or the Fund from a “closed-end company” to an “open-end company” prior to its dissolution.

Required Vote

Approval of this Proposal 3 requires the affirmative vote of a majority of the shares voted at the Meeting, provided a quorum is present.

THE DIRECTORS RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE “FOR” PROPOSAL 3.

ADDITIONAL INFORMATION

Security Ownership of Management

[As of September 30, 2007, the holdings of no Director or executive officer, nor the Directors and executive officers of the Fund as a group, represented more than 1% of the outstanding shares of the Fund. At September 30, 2007, no Director or Nominee, nor any immediate family member of such person, owned beneficially or of record any shares of JHA or MFC, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with JHA or MFC, respectively.]

Beneficial Share Ownership

[As of September 30, 2007, there were no beneficial owners of more than 5% of the outstanding shares of the Fund, by each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the registrant to be the beneficial owner of more than 5% of the outstanding shares of the Fund.]

Shareholder Communications with the Board of Directors

The Board has provided for a process by which shareholders may send communications to the Board. If a shareholder wishes to send a communication to the Board, or to a specified Director, the communication should be submitted in writing to the Secretary of the Fund, who will forward such communication to the Director(s).

Householding

Shareholders of the Fund may have family members living in the same home who also own shares of the Fund. In order to reduce the amount of duplicative mail that is sent to homes with more than one Fund account, the Fund will, until notified otherwise, send only one copy of the prospectus, shareholder report and proxy statement to each household address. If you would like to receive separate documents for each account holder, please call the Fund at 614-255-4080 or write to the Fund at 325 John J. McConnell Boulevard, Suite 200, Columbus, Ohio 43215. If you currently share a household with one or more other shareholders of the Fund and are receiving duplicate copies of prospectuses, shareholder reports or proxy statements and would prefer to receive a single copy of such documents, please call or write the Fund at the phone number or address listed above.

SHAREHOLDER PROPOSALS

Under Maryland law and pursuant to an exemption received from the NASDAQ Stock Market, Inc. (“NASDAQ”) in connection with the formation of the Fund, the Fund is not required to hold annual meetings of shareholders if the election of Directors is not required under the 1940 Act. It is the present intention of the Board not to hold annual meetings of shareholders unless shareholder action is required.

In January 2003, the Board adopted several amendments to the Fund’s By-Laws, including provisions relating to the calling of a special meeting and requiring advance notice of shareholder proposals for nominees for Director. The advance notice provisions in the By-Laws require shareholders to notify the Fund in writing of any proposal to nominate a person or persons, as the case may be, for the purpose of electing one or more Directors at a special meeting of shareholders, between 90 and 120 days prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Directors to be elected at such meeting. The notification must be in the form prescribed by the By-Laws. The advance notice provisions provide the Fund and its Directors with the opportunity to thoughtfully consider and address the matters proposed before the Fund prepares and mails its proxy statement to shareholders. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for giving of a shareholder’s notice as described above. Please contact the Secretary of the Fund (“Secretary”) for additional information about the advance notice requirements or the other amendments to the By-Laws.

Shareholder proposals that are submitted in a timely manner, as described above, will not necessarily be included in the Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

VOTING INFORMATION

Record Date and Share Ownership

Shareholders of record as of the close of business on October 3, 2007 (the “Record Date”), are entitled to vote at the Meeting. The presence, in person or by proxy, of a majority of the shares of the Fund outstanding and entitled to vote as of the Record Date will constitute a quorum for the transaction of business at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting, but votes sufficient to approve the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote “FOR” the proposals in favor of such an adjournment and will vote those proxies required to be voted “AGAINST” the proposals against such adjournment. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. As of the Record Date, there were [3,993,124] shares of Common Stock outstanding.

Submitting and Revoking Your Proxy

All properly executed and unrevoked proxies received in time for the Meeting will be voted as instructed by shareholders. If you execute your proxy but give no voting instructions, your shares that are represented by proxies will be voted “FOR” approval of the New Advisory Agreement set forth in Proposal 1, “FOR” the proposal to amend the Fund’s Investment Restriction No. 6 set forth in Proposal 2, and “FOR” the proposal to amend the Fund’s Articles of Incorporation to delete Article Tenth in its entirety set forth in Proposal 3. In addition, if other matters are properly presented for voting at the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the Meeting.

Shareholders are entitled to one vote for each full share held and a fractional vote for each fractional share held. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Most shareholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. We encourage you to vote by Internet or by phone. It is convenient, and it saves the Fund significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of the Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Meeting.

You may revoke your proxy at any time prior to its exercise by: (1) submitting a properly executed, later-dated proxy; (2) attending the Meeting in person and voting; or (3) submitting a written notice of revocation to the Secretary. To be effective, such revocation must be received by the Secretary prior to the Meeting and must indicate your name and account number.

Required Vote

To pass, Proposals 1 and 2 each require the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting. To pass, Proposal 3 requires the affirmative vote of a majority of the shares voted at the Meeting, provided a quorum is present.

For purposes of determining whether shareholders have approved a proposal, abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes but will not be voted for or against any adjournment or proposal. Accordingly, abstentions [and broker non-votes] effectively will be votes “AGAINST” Proposals 1, 2 and 3 because each Proposal requires the affirmative vote of a specified majority of the Fund’s outstanding shares.

Solicitation of Proxies

Diamond Hill will bear the Transaction Expenses, which include the expenses associated with the preparation and solicitation of proxies, up to the Maximum Amount disclosed herein. After Diamond Hill has paid the Maximum Amount, the Fund shall bear (100%) one hundred percent of the Transaction Expenses. Diamond Hill has retained The Altman Group, Inc. to solicit proxies for a fee of $      plus a reasonable amount to cover expenses. Certain directors, officers and other employees of the Fund, Diamond Hill or its affiliates, without additional compensation, also may solicit proxies personally or in writing, by telephone, e-mail or otherwise. The Fund will request that brokers and nominees who hold shares of the Fund in their names forward these proxy materials to the beneficial owners of those shares. Diamond Hill or one of its affiliates may reimburse such brokers and nominees for their reasonable expenses incurred in connection therewith.

OTHER BUSINESS

Management knows of no business to be presented at the Meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote according to their best judgment in the interest of the Fund.

The Fund will furnish, without charge, a copy of the Fund’s most recent annual and semi-annual reports to any shareholder upon request. A shareholder who wishes to request copies of the Fund’s annual or semi-annual report may do so by calling the Fund’s transfer agent, Mellon Investor Services, at          .

IT IS IMPORTANT THAT YOU EXECUTE AND RETURN ALL OF YOUR PROXIES PROMPTLY.

INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit A — Form of Investment Advisory Agreement	A-1
Exhibit B — Articles of Amendment	B-1

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

This AGREEMENT is made as of the   day of          , 2008 by and between The John Hancock Financial Trends Fund, Inc., a Maryland corporation (the “Fund”) and Diamond Hill Capital Management, Inc., an Ohio corporation (the “Investment Adviser”).

WHEREAS, the Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), and the shares of the Fund are registered for sale to the public under the Securities Act of 1933; and

WHEREAS, the Fund desires to engage the Investment Adviser to render investment management services to the Fund and the Investment Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Duties of Investment Adviser.  The Investment Adviser agrees to perform the following services (the “Services”) for the Fund:

(a) manage the investment and reinvestment of the Fund’s assets;

(b) continuously review, supervise, and administer the investment program of the Fund;

(c) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

(d) provide the Fund with records concerning the Investment Adviser’s activities which the Fund is required to maintain;

(e) render regular reports to the Fund’s officers and Directors concerning the Investment Adviser’s discharge of the foregoing responsibilities;

The Investment Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Fund and in compliance with such policies as the Directors may from time to time establish, and in compliance with the objectives, policies, and limitations of the Fund set forth in the Fund’s prospectus, as amended from time to time, and with all applicable laws and regulations. All Services to be furnished by the Investment Adviser under this Agreement may be furnished through the medium of any directors, officers or employees of the Investment Adviser or through such other parties as the Investment Adviser may determine from time to time.

The Investment Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings and equipment and the personnel as may be reasonably required in the judgment of the Board of Directors of the Fund to perform the Services on the terms and for the compensation provided herein. The Investment Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

Except to the extent expressly assumed by the Investment Adviser herein and except to the extent required by law to be paid by the Investment Adviser, the Fund shall pay all costs and expenses in connection with its operations and organization. Without limiting the generality of the foregoing, such costs and expenses include the following:

(a) all brokers’ commissions, issue and transfer taxes, and other costs chargeable to the Fund in connection with securities transactions to which the Fund is a party or with securities owned by the Fund;

(b) the fees, charges and expenses of any independent public accountants, custodian and depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, and legal counsel for the Fund;

(c) the interest on indebtedness, if any, incurred by the Fund;

(d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Fund to Federal, State, County, City, or other governmental agents;

(e) the fees and expenses involved in maintaining the registration and qualification of the Fund and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements, including the preparation and printing of prospectuses;

(f) the compensation and expenses of its directors;

(g) the costs of printing and distributing reports, notices of stockholders’ meetings, proxy statements, dividend notices, prospectuses and other communications to the Fund’s stockholders, as well as all expenses of stockholders and Board of Directors’ meetings;

(h) all costs, fees or other expenses arising in connection with the organization and Incorporation of the Fund including initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any State and the approval of the Fund’s operations by any other Federal or State authority;

(i) the expenses of repurchasing and, if applicable, redeeming shares of the Fund;

(j) insurance premiums;

(k) the costs of designing, printing, and issuing certificates representing shares of the Fund;

(l) the expenses, including fees and disbursements of counsel, in connection with litigation by or against the Fund; and

(m) premiums for the fidelity bond maintained by the Fund pursuant to Section 17(g) of the 1940 Act and rules promulgated thereunder.

2. Portfolio Transactions.  The Investment Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best net results as described in the Fund’s prospectus from time to time. The Investment Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the fund with research, analysis, advice and similar services, and the Investment Adviser may pay to these brokers, in return for research and analysis, a higher commission or spread than may be charged by other brokers, provided that the Investment Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Investment Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. The Investment Adviser will promptly communicate to the officers and the Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

3. Compensation of the Investment Adviser.  For the Services to be rendered by the Investment Adviser as provided in Sections 1 and Section 2 of this Agreement, the Fund shall pay to the Investment Adviser, as promptly as possible, after the last day of each month, but in no event later than 15 business days after such last day of each month, a fee at the annual rate of .65% of the Fund’s average weekly net assets or a flat fee of $50,000, whichever is higher. The first payment of the fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Investment Adviser for all services rendered pursuant to this Agreement prior to that date. In the event that the Investment Adviser’s right to such fee commences to accrue on a date other than the first day of the month, the fee for such month shall be based on the average weekly net assets of the Fund in that month from the date of commencement to the last day of the month. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The weekly net assets of the Fund shall be determined on the second to last business day of each week, or on the next business day on which the New York Stock Exchange is open for business, and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board of Directors of the Fund.

If, in any given year, the sum of the Fund’s expenses exceeds two (2%) percent of the value of the Fund’s average net assets during such year the Fund may require the Investment Adviser to reimburse the Fund for such excess expenses promptly and in any event prior to the publication of the Fund’s annual report to stockholders; provided, however, that if after such reimbursement the Investment Adviser’s annual compensation would be less than $50,000, then a minimum advisory fee of $50,000 will be paid. Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of the foregoing limitations and shall be borne by the Fund in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not expenses.

4. Other Services.  At the request of the Fund, the Investment Adviser in its discretion may make available to the Fund, office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel, and services shall be provided for or rendered by the Investment Adviser and billed to the Fund at Investment Adviser’s cost.

5. Reports.  The Fund and the Investment Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to stockholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request and as may be required by law.

6. Status of Investment Adviser.  The services of the Investment Adviser to the Fund are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Investment Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Investment Adviser, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

7. Certain Records.  Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Investment Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund on request.

8. Liability of Investment Adviser.  The Investment Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. The Investment Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

9. Permissible Interests.  Directors, agents, and stockholders of the Fund are or may be interested in the Investment Adviser (or any successor thereof) as Directors, partners, officers, or stockholders, or otherwise; Directors, partners, officers, agents, and stockholders of the Investment Adviser are or may be interested in the Fund as Directors, stockholders or otherwise; and the Investment Adviser (or any successor) is or may be interested in the Fund as a stockholder or otherwise.

10. Duration and Termination; Notice; Certain Definitions.  This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect for a period of two (2) years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually (a) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Fund or by a vote of the holders of a majority of the outstanding voting securities of the Fund.

This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Directors of the Fund in office at the time or by vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote or, on sixty (60) days’ written notice to the Investment Adviser (which notice may be waived by the Investment Adviser), or by the Investment Adviser at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Fund (which notice may be waived by the Fund). This Agreement will automatically and immediately terminate in the event of its assignment.

Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage-paid, to the other party at any office of such party.

As used in this Agreement, the terms “assignment”, “interested persons”, and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

11. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities.

13. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Application of [Ohio] Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

DIAMOND HILL CAPITAL MANAGEMENT, INC.	THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.

By:	By:
Title:	Title:

ATTEST:	ATTEST:

Secretary	Secretary

[Corporate Seal]	[Corporate Seal]

EXHIBIT B

ARTICLES OF AMENDMENT OF
THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.

THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation is hereby amended as follows:

(1) Article TENTH is deleted in its entirety.

SECOND:  The amendment to the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the shareholders of the Corporation by the vote required by law.

IN WITNESS WHEREOF, The John Hancock Financial Trends Fund, Inc. has caused these articles to be signed in its name and on its behalf by its President and attested by its Secretary on          , 2008.

THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.

By:
   [          ], President

Attest:

[          ], Secretary

B-1

THE UNDERSIGNED, President of THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

President

B-2

PROXY CARD
VOTE VIA THE INTERNET: www.            .com
VOTE VIA THE TELEPHONE: [1-888-###-####]
999 9999 9999 999
THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.
PROXY CARD
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 3, 2008
This proxy is being solicited by the Board of Directors of The John Hancock Financial Trends Fund, Inc. (the “Fund”). The undersigned hereby appoints as proxies [James F. Laird] and [Gary R. Young] each of them (with the power of substitution) to (i) to vote as indicated on the reverse side on each of the specific proposals that will be considered at the Special Meeting of the Shareholders of the Fund, or any adjournment or postponement thereof (the “Meeting”), as described in the Fund’s Proxy Statement, (ii) to vote, in adjournment or postponement thereof, as described in the Fund’s Proxy Statement, and (iii) to vote, in its discretion, on such other matters as may properly come before such Meeting, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal.
Receipt of the Notice of Meeting and the Fund’s Proxy Statement accompanying this Proxy Card is acknowledged by the undersigned.
PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED
ENVELOPE IF YOU ARE NOT VOTING
BY PHONE OR INTERNET

Dated:                                              , 2007
Signature(s) (if held jointly)
(Please sign in box)
Note: Please sign this proxy exactly as your
name or names appears hereon. Joint owners
should each sign personally. Trustees and
other fiduciaries should indicate the
capacity in which they sign, and where more
than one name appears, a majority must sign.
If a corporation, partnership or other
entity, this signature should be that of a
duly authorized individual who should state
his or her title.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.
☒ PLEASE DO NOT USE FINE POINT PENS.
Proxies may be revoked at any time before they are exercised by a written revocation received by the Secretary of the Fund, by properly executing a later-dated proxy or by attending the Meeting and voting in person.
This proxy card, when properly executed, will be voted in the matter directed herein by the undersigned.
THE DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING PROPOSALS.

	FOR	AGAINST	ABSTAIN
To approve an Investment Advisory Agreement between The John
Hancock Financial Trends Fund, Inc. and Diamond Hill Capital	☐	☐	☐
Management, Inc.

To approve an amendment to Investment Restriction No. 6
to permit The John Hancock Financial Trends Fund, Inc. to	☐	☐	☐
make short sales of securities.

To approve an amendment to the Articles of Incorporation of
The John Hancock Financial Trends Fund, Inc. to delete	☐	☐	☐
Article Tenth in its entirety.
PLEASE DATE AND SIGN THE REVERSE SIDE.